EXHIBIT 3.1

               ARTICLES OF INCORPORATION, AS AMENDED AND RESTATED


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              State of Utah                                            Co#096095
          Department of Commerce
Division of Corporations and Commerical Code

I hereby certify that the foregoing has been filed and approved on the 8th day of Nov 1999 in the office of this Division and hereby issue this Certificate thereof

Examiner  /s/Unknown  Date 11/18/99

                                                       UTAH DIV OF
                                                  CORPORATIONS AND UCC

                                                  '99 NOV -8 AM : 51


                      ARTICLES OF AMENDMENT AND RESTATEMENT
                                       OF
                           PRAXIS PHARMACEUTICALS INC.

         The undersigned, being the Secretary of Praxis Pharmaceuticals Inc. a Utah corporation (hereinafter referred to as the "Corporation"), having been authorized to execute these Articles of Amendment and Restatement, hereby certifies to the Division of Corporations and Commercial Code of Utah that:

         FIRST: The Corporation desires to amend and restate its Articles of Incorporation as currently in effect as hereinafter provided.

         SECOND: The provisions set forth in these Amended and Restated Articles of Incorporation supersede the original Articles of Incorporation and all amendments thereto. These Amended and Restated Articles of Incorporation correctly set forth the provisions of the Articles of Incorporation, as amended to the date hereof.

         THIRD:   The  Board  of   Directors   duly  adopted  and  declared  the
advisability of the Amended and Restated Articles of Incorporation.

         FOURTH: Shareholders of the Corporation holding 6,211,503 of the 11,322,209 outstanding shares (54.86%) of the Corporation's common stock approved and adopted the amendments contained in the Amended and Restated Articles of Incorporation at a shareholders' meeting duly noticed and held on August 30, 1999. The number of votes cast for the amendments were sufficient for approval. There are no other classes of capital stock of the Corporation.

         FIFTH:   None   of   the   amendments   provides   for   an   exchange,
reclassification, or cancellation of issued shares.

         SIXTH: The Articles of Incorporation of the Corporation, as amended and restated, are set forth on Exhibit A attached hereto.

                                                  /S/ DAVID STADNYK
                                                  David Stadnyk, Secretary

                                 ACKNOWLEDGMENT

State/Province of British Columbia
County/City of Vancouver

On September 20, 1999, personally appeared before me, a Notary Public, David Stadnyk, who acknowledged that he executed the above instrument.


(Notary Stamp or Seal)                            /S/ DAVID J. COWAN
                                                  Notary Public

                                                      David J. Cowan
                                                   Barrister & Solicitor
                                               800 o 885 West Georgia Street
                                                  Vancouver, B.C. V6C 3H1


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                                    Exhibit A

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                           PRAXIS PHARMACEUTICALS INC.


                                    ARTICLE I
                                      NAME

         The name of the corporation is Praxis Pharmaceuticals Inc.

                                   ARTICLE II
                                    DURATION

         The duration of this corporation is perpetual.

                                   ARTICLE III
                               PURPOSES AND POWERS

         The purpose or purposes for which this corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the Utah Business Corporation Act.

                                   ARTICLE IV
                            AUTHORIZED CAPITAL STOCK

         SHARES. The amount of total authorized capital stock which the Corporation shall have authority to issue is 50,000,000 shares of common stock, each with $0.001 par value, and 10,000,000 shares of preferred stock, each with $0.001 par value.

         COMMON STOCK. After the requirements with respect to preferential dividends on the preferred stock, if any, shall have been met, and after the Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts, then, and not otherwise, the holders of the common stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors of the Corporation.

         After distribution in full of the preferential amount, if any, to be distributed to the holders of the preferred stock in the event of voluntary or involuntary liquidation, distribution, or sale of assets, dissolution, or winding-up of the Corporation, the holders of the common stock shall be entitled to receive all of the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to shareholders, ratably in proportion to the number of shares of the common stock held by them respectively.


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         Except as may  otherwise be required by law,  each holder of the common stock shall have one vote in respect of each share of the common stock held by such holder on all matters voted upon by the shareholders.

         PREFERRED STOCK. To the fullest extent permitted by the laws of the State of Utah (currently set forth in Section 16-10a-602 of the Utah Business Corporation Act), as the same now exists or may hereafter be amended or supplemented, the Board of Directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of capital stock of the Corporation.

                                    ARTICLE V
                                    DIRECTORS

         The Directors are hereby granted the authority to do any act on behalf of the Corporation as may be allowed by law. Any action taken in good faith shall be deemed appropriate and in each instance where the Utah Business Corporation Act provides that the Directors may act in certain instances where the Articles of Incorporation so authorize, such action by the Directors, shall be deemed to exist in these Articles and the authority granted by said law shall be imputed hereto without the same specifically having been enumerated herein.

         The Board of Directors may consist of from one (1) to nine (9) directors, as determined, from time to time, by the then existing Board of Directors.

                                   ARTICLE VI
                                CUMULATIVE VOTING

         Cumulative voting shall not be permitted in the election of directors.

                                   ARTICLE VII
                        LIMITATION ON DIRECTOR LIABILITY

         A director of the Corporation shall not be personally liable to the Corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director; except that this provision shall not eliminate or limit the liability of a director to the Corporation or to its shareholders for monetary damages otherwise existing for (i) the amount of a financial benefit received by a director to which he is not entitled; (ii) an intentional infliction of harm on the Corporation or its shareholders; (iii) a violation of Section 16-10a-842 of the Utah Business Corporation Act; or (iv) an intentional violation of criminal law. If the Utah Business Corporation Act is hereafter amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each director shall be eliminated or limited to the fullest extent permitted by the Utah Business Corporation Act as so amended. Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the Corporation under this Article, as in effect immediately

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prior to such repeal or  modification,  with respect to any liability that would have accrued, but for this Article, prior to such repeal or modification.

                                  ARTICLE VIII
                                 INDEMNIFICATION

         The Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys' fees) incurred by reason of the fact that he is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, he is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity or of an employee benefit plan. The Corporation shall also indemnify any person who is serving or has served the Corporation as director, officer, employee, fiduciary, or agent, and that person's estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.

                                   ARTICLE IX
                                  SHAREHOLDERS

         PREEMPTIVE RIGHTS. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this Corporation.

         NONASSESSABLE STOCK. The capital stock, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of said Corporation, whether issued for money, services, property or otherwise. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

         ACTION WITHOUT MEETING. Subject to the provisions of the Utah Business Corporation Act, now contained in Section 16-10a-704, any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if one or more consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted.

                                    ARTICLE X
                           REGISTERED AGENT AND OFFICE

         The street address of the current registered office of the Corporation is 50 West Broadway, Salt Lake City, Utah 84101, and the name of the initial registered agent at that address is CT Corporation System.


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